UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 21, 2007
TD Banknorth Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51179	01-0437984

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9540, Two Portland Square, Portland, Maine	04112-9540

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (207) 761-8500
Not Applicable

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Not applicable.
     (e)      Effective March 1, 2005, TD Banknorth Inc. (“TD Banknorth”) adopted the 2005 Performance Based Restricted Share Unit Plan (the “RSU Plan”) and granted awards thereunder to executive officers of TD Banknorth. The amounts and terms of these one-time grants were previously disclosed. As previously disclosed, the cash amount payable in respect of the restricted stock units will be adjusted up or down, but not by more than 20%, to reflect the performance of TD Banknorth against an annual performance measure established each year by the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of TD Banknorth. The restricted stock units will be paid out in cash based on the closing price of the common shares of The Toronto-Dominion Bank on the third anniversary of the completion of the acquisition (March 1, 2008), unless the executive elects to defer the cash payment under the terms of a deferred compensation plan maintained by TD Banknorth.
     On February 21, 2007, the Committee approved an amended and restated participation agreement for each of William J. Ryan, Chairman and Chief Executive Officer, Peter J. Verrill, Vice Chairman and Chief Operating Officer, John W. Fridlington, Senior Executive Vice President and Chief Lending Officer, Wendy Suehrstedt, Senior Executive Vice President and President and CEO, Mid-Atlantic Division, and each other current executive officer who received a grant under the RSU Plan.
     The amendments to the participation agreements were made in accordance with the Agreement and Plan of Merger dated as of November 19, 2006 among The Toronto-Dominion Bank, Bonn Merger Co. and TD Banknorth (the “Merger Agreement”). The Merger Agreement provides that for periods through December 31, 2006, the awards under the RSU Plan will be governed by TD Banknorth’s actual performance with respect to its operating earnings per share target, and that for 2007 the performance measure will be changed to the relative total shareholder return measure used by The Toronto-Dominion Bank. The number of actual units earned in 2007 will be determined by multiplying one-third of the original number of initial units by a performance factor, with the performance factor being not less than 85% or greater than 115%.
     In addition, in accordance with the terms of the Merger Agreement, the amended and restated participation agreements provide that if the going-private transaction contemplated by the Merger Agreement is completed, then the final number of units that will be paid out in cash in March 2008 will equal the greater of (i) the sum of the units earned in each of the three years covered by the participation agreements and (ii) the number of initial or target units. Based on

TD Banknorth’s performance through December 31, 2006, the payments would be based on the number of target units if the transactions contemplated by the Merger Agreement is completed.

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibit is included with this Report:

Exhibit No.	Description

10.1	Form of Amended and Restated Participation Agreement under the 2005 Performance Based Restricted Share Unit Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TD BANKNORTH INC.

	By:	/s/ Peter J. Verrill
Name: Peter J. Verrill Title: Vice Chairman and Chief Operating Officer
Date: February 26, 2007

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